UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-11718	36-3857664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Chicago, Illinois, 60606

(Address of principal executive offices)

(312) 279-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 22, 2013, Equity LifeStyle Properties, Inc. (the “Company”) filed its 2012 Proxy Statement on Schedule 14A with the Securities and Exchange Commission (“SEC”). On or about March 28, 2013, the Company will mail to stockholders of record at the close of business March 8, 2013 a Notice of Internet Availability of Proxy Materials. The booklet entitled “The Life in a Day of Equity Lifestyle Properties 2012” (the “2012 ELS Storybook”) will be available for stockholders to view, together with the Company’s 2012 Proxy Statement on Schedule 14A (including proxy card) and the 2012 Annual Report. The 2012 ELS Storybook contains a letter from the Company’s Chairman of the Board, Mr. Samuel Zell, and the Company’s former Chief Executive Officer and current Co-Vice Chairman of the Board, Mr. Thomas P. Heneghan; information about the Company’s properties; an industry growth comparison,; pictures of certain of the Company’s properties; and commentary from certain of the Company’s customers. Accordingly, as the 2012 ELS Storybook could be deemed to be solicitation materials under the SEC’s proxy rules, the Company is filing this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	The Life in a Day of Equity Lifestyle Properties, Inc. 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

March 26, 2013	By:	/s/ Paul Seavey
		Name:	Paul Seavey
		Title:	Senior Vice President, Chief Financial Officer and Treasurer